Exhibit 23.1

CONSENT OF PRYOR CASHMAN SHERMAN & FLYNN LLP

We hereby consent to the reference to us under the heading “Legal Matters” in the Post-Effective Amendment No. 3 to Mack-Cali Realty Corporation’s Registration Statement on Form S-8 (File No. 333-100244).

/s/ PRYOR CASHMAN SHERMAN & FLYNN LLP
New York, New York
April 10, 2006